UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2005

Limited Brands, Inc.
(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344 (Commission File Number)	31-1029810 (IRS Employer Identification No.)

Three Limited Parkway Columbus, OH (Address of Principal Executive Offices)	43230 (Zip Code)
(614) 415-7000 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

     Item 1.01 Entry into a Material Definitive Agreement

     On March 31, 2005, the Compensation Committee of Limited Brands, Inc. (the “Company”) granted to Leslie H. Wexner, the Company’s Chairman and Chief Executive Officer, Leonard A. Schlesinger, the Company’s Vice Chairman, Chief Operating Officer and Group President and V. Ann Hailey, the Company’s Executive Vice President and Chief Financial Officer, options to purchase 330,000, 125,000 and 100,000 shares of the Company’s common stock, respectively, at a per share exercise price of $24.30, the fair market value of a share of the Company’s common stock on the grant date. Copies of the option agreement are attached as Exhibits 1.01, 1.02 and 1.03 and are incorporated herein by reference. Mr. Wexner’s, Mr. Schlesinger’s and Ms. Hailey’s options vest and become exercisable in four annual installments of 82,500 options, 31,250 options, and 25,000 options, respectively, beginning on the first anniversary of the grant date, subject to continued employment, but subject to earlier vesting as provided in the Company’s 1993 Stock Option and Performance Incentive Plan (2003 Restatement) (the “Plan”). The options were granted under the Plan, are subject in all respects to the Plan’s terms and conditions and expire ten years after the date of grant. The Plan is filed as Exhibit 10.5 to the Company’s Form 10-K for the Company’s fiscal year ended January 31, 2003, filed on April 14, 2004.

Section 9 - Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Description

1.01	Option Agreement dated as of March 31, 2005 between Limited Brands, Inc. and Leslie H. Wexner.

1.02	Option Agreement dated as of March 31, 2005 between Limited Brands, Inc. and Leonard A. Schlesinger.

1.03	Option Agreement dated as of March 31, 2005 between Limited Brands, Inc. and V. Ann Hailey.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMITED BRANDS, INC.

Date: April 6, 2005	By:	/s/ Douglas L. Williams

Name: Douglas L. Williams
Title: Authorized Officer